Exhibit 10.8

SECOND AMENDMENT TO
LOAN AND SECURITY AGREEMENT

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of October 31, 2021 (this “Amendment”), among AVEPOINT, INC. (f/k/a Apex Technology Acquisition Corporation and successor by merger to AvePoint US, LLC), a Delaware corporation (“Borrower”), the guarantors party hereto, and HSBC VENTURES USA INC. (together with its successors and assigns, “Bank”).

WHEREAS, the Loan Parties and Bank are party to that certain Loan and Security Agreement dated as of April 7, 2020 (as amended by that certain Limited Consent and First Amendment to Loan and Security Agreement, dated as of July 1, 2021, and in effect immediately prior to the date hereof, the “Existing Agreement”, and as the Existing Agreement shall be further amended, restated, modified or supplemented from time to time, including by this Amendment, the “Agreement”), providing for extensions of credit to be made by Bank to Borrower from time to time;

WHEREAS, pursuant to that certain Limited Consent and Waiver to Loan and Security Agreement, dated as of July 23, 2021 (the “Limited Consent”), among Borrower, Bank and the guarantors party thereto, Borrower shall, among other things, enter into the Post-Closing Amendments (as defined in the Limited Consent); and

WHEREAS, subject to the terms and conditions herein, Bank, Borrower and the other Loan Parties party hereto have agreed to amend the Existing Agreement as set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1.    Definitions. Except as otherwise expressly defined herein, terms defined in the Existing Agreement are used herein as defined therein.

Section 2.    Amendment. Subject to the satisfaction of the terms and conditions set forth in Section 3, the Existing Agreement and the Schedules attached thereto shall be amended as set forth in the pages of the Existing Agreement attached as Annex A hereto such that all of the deleted text (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted from the text of the Existing Agreement and all of the newly inserted bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and any formatting changes reflected therein shall be deemed to be inserted and reflected in the text of the Existing Agreement.

Section 3.    Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective upon satisfaction of the following conditions:

(a)    Bank shall have received, in form and substance satisfactory to Bank:

(i)    a duly executed copy of this Amendment;

(ii)    a duly executed legal opinion of Borrower’s counsel dated as of the date hereof;

(iii)    an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of each Loan Document to which it is a party, and certifying as to true, correct and complete attached copies of the Operating Documents and good standing certificate of Borrower certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization as of a date no earlier than thirty (30) days prior to the date hereof;

(iv)   evidence satisfactory to Bank that the insurance policies required by Section 6.5 of the Agreement are in full force and effect;

(v)    copies of the (A) documentation and other information requested by Bank in connection with applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, in each case at least three (3) Business Days prior to the date hereof and (B) at least three (3) Business Days prior to the date hereof, if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification; and

(vi)    such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

(b)    The Loan Parties shall have paid all fees, costs and expenses due, payable and invoiced under this Amendment, the Existing Agreement and the other Loan Documents on the date hereof.

(c)    Bank shall have received such other documents or agreements as Bank may reasonably request in accordance with Section 6.11 of the Agreement.

(d)    (i) The representations and warranties contained herein, in the Agreement and in each other Loan Document shall be true and correct in all respects on and as of the date hereof, and (ii) no Default or Event of Default shall have occurred and be continuing.

Section 4.    Representations and Warranties. Each Loan Party, as of the date hereof, represents and warrants to Bank, both immediately prior to and after giving effect to the amendments set forth in Section 2 hereof, on the applicable date, that:

(a)    the execution, delivery and performance by such Loan Party of this Amendment are within such Loan Party’s powers, have been duly authorized, and (i) are not in conflict with nor constitute a breach of any provision contained in such Loan Party’s Operating Documents, (ii) do not contravene, conflict with, constitute a default under or violate any material requirement of applicable law, (iii) do not contravene, conflict or violate any applicable order, writ, judgment injunction, decree, determination or award of any Governmental Authority in the United States by which any Loan Party or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) do not require any action by, filing, registration, or qualification with, or approval from, any Governmental Authority in the United States (except such approvals which have already been obtained and are in full force and effect), and (v) do not constitute an event of default under any material agreement by which such Loan Party is bound;

(b)    No Loan Party is in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect;

(c)    this Amendment has been duly executed and delivered by each Loan Party and this Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms;

(d)    the representations and warranties of each Loan Party contained in the Agreement and in any other Loan Document are (i) with respect to representations and warranties that contain a materiality qualification, true and correct (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all respects as of such earlier date) and (ii) with respect to representations and warranties that do not contain a materiality qualification, are true and correct in all material respects (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date), and the representations and warranties contained in Section 5.7(c) of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.2(a)(ii) of the Agreement; and

(e)    no Default or Event of Default has occurred and is continuing.

Section 5.    Ratification. Each Loan Party hereby ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted and pledged by such Loan Party pursuant to the Agreement to Bank as collateral security for the Obligations, and acknowledges that all of such Liens and security interests, and all Collateral heretofore granted, pledged or otherwise created as security for the Obligations continue to be and remain collateral security for the Obligations from and after the date hereof. Each Loan Party hereby acknowledges and agrees that the Agreement and all other Loan Documents remain and shall continue to be, in full force and effect, and each Loan Party confirms and ratifies all of its Obligations thereunder.

Section 6.    Miscellaneous. Except as otherwise expressly set forth herein, nothing in this Amendment shall be deemed to constitute an amendment, modification or waiver of any provision of the Agreement nor shall anything contained herein be deemed to imply any willingness of Bank to agree to, or otherwise prejudice any rights of Bank with respect to, any similar amendments, consents, waivers or agreements that may be requested for any future period, and this Amendment shall not be construed as a waiver of any other provision of the Loan Documents or to permit any Loan Party to take any other action which is prohibited by the terms of the Agreement or the other Loan Documents. Each reference in the Agreement or any other Loan Document to this “Agreement”, “hereunder”, “herein”, “hereof”, “thereunder”, “therein”, “thereof”, or words of like import referring to the Agreement or any other Loan Document shall mean and refer to such agreement as supplemented by this Amendment. This Amendment is a Loan Document. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. This Amendment and any claim, controversy, dispute or cause of action (whether in contract, tort or otherwise) arising out of or relating thereto and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law principles except Title 14 of Article 5 of the New York General Obligations law. The words “execution,” “signed,” “signature” and words of like import in this Amendment or any other document executed in connection herewith shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

LOAN PARTIES
AVEPOINT, INC. (f/k/a Apex Technology Acquisition Corporation and successor by merger to AvePoint US, LLC)
By:	/s/ Brian Michael Brown
Name: Brian Michael Brown Title: General Counsel; Chief Legal and Compliance Officer

AVEPOINT PUBLIC SECTOR, INC.

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown Title: Sole Director

AVEPOINT HOLDINGS USA, LLC

By:	/s/ Brian Michael Brown
Name: Brian Michael Brown Title: Manager

Signature Page to HSBC/AvePoint Second Amendment

BANK
HSBC VENTURES USA INC.

By:	/s/ Prasant Chunduru
Name: Prasant Chunduru Title: Global Head of Venture Debt

Signature Page to HSBC/AvePoint Second Amendment

ANNEX A

Amended Loan and Security Agreement

[See attached.]